For: Authentidate Holding Corp.

Investor Contacts:	Media Contact:
Todd Fromer / Garth Russell	Shelley Pfaendler
KCSA Worldwide	KCSA Worldwide
212-896-1215 /212-896-1250	212-896-1248
tfromer@kcsa.com /grussell@kcsa.com	spfaendler@kcsa.com

AUTHENTIDATE COMPLETES SALE OF ITS DOCUMENT MANAGEMENT AND

SYSTEMS INTEGRATION BUSINESSES

BERKELEY HEIGHTS, N.J.—June 7, 2007—Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions, today announced that it has completed the previously announced sale of its Document Management (Docstar) and Systems Integration (DJS) businesses to a group headed by members of the businesses’ senior management team.

Under the terms of the definitive asset purchase agreement, Authentidate will receive approximately $7.3 million for the businesses and related assets, which include cash of $750,000. Astria Solutions Group, LLC, the newly formed entity organized by the buying group, paid to Authentidate approximately $3.1 million in cash at closing, issued a $2 million seven-year note to Authentidate and assumed approximately $1.9 million in liabilities related to the acquired businesses. The balance of $300,000 will be paid based on the collection of accounts receivable. As part of the sale, the buyer entered into a seven-year lease for a portion of the building located in Schenectady, NY where the acquired businesses are based, and received a six-month exclusive option from Authentidate to purchase the land and building for approximately $2.4 million.

Authentidate’s Board of Directors received a favorable fairness opinion regarding the sale from Agile Equity LLC, a leading investment banking firm providing a wide range of services including mergers and acquisitions, financing, financial opinions and advisory services.

“We wish the new owners of Docstar and DJS much success with their continued operations,” stated Suren Pai, Chief Executive Officer of Authentidate. “The sale of these businesses brings clarity to our strategy and allows us to focus on executing our vision to grow our business and enhance shareholder value. We are excited about the new course we have set for Authentidate and pleased with our recent progress, including the successful rollout of Inscrybe™ Healthcare in the U.S. over the past several months, and the continuing growth of our eBilling and other security applications overseas. The upcoming commercial release of TrueBlue expands our portfolio of offerings, and adds further momentum to our new business direction.”

Investor Relations, Public Relations & Marketing Communications

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions. Our offerings are targeted at enterprises and office professionals, and incorporate security technologies such as electronic signing, identity management, and content authentication to electronically facilitate secure and trusted transactions. In the United States, we also offer our proprietary and patent pending content authentication technology as a web-based service in the form of the United States Postal Service® Electronic Postmark®.

The Company operates its business in the United States and Germany, which includes Authentidate, Inc., and Authentidate International AG. For more information, visit the Company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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Authentidate, Inscrybe, and TrueBlue are trademarks of Authentidate Holding Corp. in the United States and/or other countries. All other trade names are the property of their respective owners.

This document is available on the KCSA Worldwide Website at www.kcsa.com.